UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2005

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 941-9470

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On May 17, 2005, Fargo Electronics, Inc. (the “Company”) entered into a settlement agreement, release and covenant not to sue (the “Agreement”) with Toppan Printing Co., Ltd. (“Toppan”), Viisage Technology, Inc. (“Viisage”) and Trans Digital Technologies Corporation (“TDT”), a wholly owned subsidiary of Viisage Technology, Inc., with respect to an action brought by the Company in US Federal District Court, Eastern District of Virginia, against TDT and Toppan alleging that a reverse image printer manufactured by Toppan and distributed by TDT infringes four of the Company’s US patents.

Under the terms of the Agreement, Toppan will pay the Company $400,000 and, upon the Company’s receipt of such payment, the Company will dismiss with prejudice the pending action against Toppan and TDT.  Pursuant to the terms of the Agreement, the parties have also agreed not to sue each other in the future with respect to certain products and patents and to release each other from any and all claims arising from the action brought by the Company as well as claims related to certain related products and patents.

Contemporaneously with execution of the Agreement, the Company entered into a distribution agreement with Toppan under which the Company will be one of two worldwide distributors (outside of Japan) of the Toppan CP400 card printer.  In addition, the Company entered into a distribution agreement with Viisage that allows Viisage to distribute the full line of Fargo printers and to distribute the Toppan CP400 printer worldwide outside of Japan. As part of this agreement, Fargo has made Viisage its exclusive distributor of the Toppan CP400 printer to the U.S. federal government and U.S. state drivers license markets. Viisage has also committed to purchase products from Fargo over the next two years, and Viisage will pay Fargo a commission on future sales of the Toppan CP400 printer and consumables for the Department of Defense Common Access Card program.

The descriptions of the material features of the Agreement provided above are qualified in their entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable

(b)                                 Pro Forma Financial Information.

Not Applicable

(c)                                  Exhibits.

Exhibit No.	Description
10.1

Settlement Agreement, Release and Covenant Not to Sue, dated May 17, 2005, by and between Fargo Electronics, Inc., Toppan Printing Co., Ltd., Viisage Technology, Inc. and Trans Digital Technologies Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

	By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer
Dated: May 23, 2005

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1

Settlement Agreement, Release and Covenant Not to Sue, dated May 17, 2005, by and between Fargo Electronics, Inc., Toppan Printing Co., Ltd., Viisage Technology, Inc. and Trans Digital Technologies Corporation.

Filed herewith